UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 9, 2014
(Date of earliest event reported)

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5
(Address of principal executive offices, including zip code)

(604) 921-7570
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Golden Queen Mining Co. Ltd. (the “Company”) held a Special Meeting of Shareholders (the “Meeting”), at 10:00 a.m. (Pacific Standard Time) on September 9, 2014 at the Pan Pacific Hotel, Coal Harbour Room, 999 Pan Pacific Way, Vancouver, BC, V6C 3B5, to consider and, if thought fit, for disinterested shareholders to pass an ordinary resolution approving the Joint Venture to develop and operate the Soledad Project and to transact any other business which may properly come before the Meeting.

The matters acted upon at the Meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 31, 2014, pursuant to which proxies were solicited. A total of 59,450,533 common shares were represented at the Meeting, representing 59.58% of the issued and outstanding common shares entitled to vote. The following are the final voting tallies for the Meeting:

Proposal #1- to consider and, if thought fit, for disinterested shareholders to pass an ordinary resolution approving the Joint Venture to develop and operate the Soledad Project.

For	28,298,067
Against	118,524
Invalid	30,566,362 (shares represented at meeting but excluded from the vote)
Non-Vote	467,580

At the Meeting, the disinterested shareholders passed the following ordinary resolution approving the Joint Venture to develop and operate the Soledad Project:

“BE IT RESOLVED, as an ordinary resolution passed by a majority of disinterested shareholders, THAT:

(a)

the joint venture to develop and operate the Soledad Mountain Project (the “Joint Venture”), including the investment of the Clay Group, as contemplated in the: (i) transaction agreement dated June 8, 2014 between Golden Queen Mining Co. Ltd. (the “Company”), Golden Queen Mining Company, Inc., Gauss Holdings LLC, Auvergne LLC and Gauss LLC; (ii) terms of the amended and restated limited liability company agreement of Golden Queen Mining Company LLC to be entered into by the Company, a newly formed California subsidiary of the Company, Golden Queen Mining Company, LLC and Gauss LLC; and (iii) the related agreements contemplated thereby, all as more particularly described in the Company’s proxy statement dated July 31, 2014, is hereby authorized and approved;

(b)

the Transaction Agreement, the actions of the directors of the Company in approving the Joint Venture and the Transaction Agreement, and the actions of the directors or officers of the Company in executing and delivering the Transaction Agreement and causing the performance by the Company of its obligations thereunder be and are hereby confirmed, ratified, authorized and approved;

(c)

any one director or officer of the Company is hereby authorized and directed, for and on behalf of the Company, to do all acts and things and to execute and deliver all documents required, as in the opinion of such director or officer may be necessary or appropriate in order to give effect to these resolutions and the Joint Venture; and

(d)

notwithstanding that these resolutions have been passed by the shareholders of the Company, the board of directors of the Company, at any time in its sole and absolute discretion and without further notice to the shareholders, be and is hereby authorized and empowered to not proceed with the Joint Venture or otherwise give effect to this resolution at any time prior to the closing of the Joint Venture.”

There was no other business transacted at the Meeting.

Item 7.01 Regulation FD Disclosure.

On September 9, 2014, the Company issued a press release entitled “Golden Queen Mining Company Ltd. shareholders approve the joint venture with Gauss LLC”. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Golden Queen Mining Co. Ltd. dated September 9, 2014*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.

Date: September 9, 2014

By:	/s/ H. Lutz Klingmann
H. Lutz Klingmann
President, CEO and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 9, 2014.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.